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                                                                    EXHIBIT 99.1

     AOL LATIN AMERICA ENTERS INTO $160 MILLION CONVERTIBLE DEBT FINANCING
                     ARRANGEMENT WITH AOL TIME WARNER INC.

FORT LAUDERDALE, FL, March 11, 2002 -- America Online Latin America, Inc. (NASDAQ: AOLA) today announced that AOL Time Warner Inc. will make available to AOL Latin America up to $160 million in exchange for 5-year senior convertible 11% notes.

The principal of the notes will be convertible into AOL Latin America preferred stock at a price equal to 20% above yesterday's closing price of AOL Latin America's Class A common stock. AOL Latin America has the option to redeem the notes for cash after 18 months and the option to make interest payments in either cash or preferred stock. The funds will be made available to the Company, subject to standard borrowing conditions. The Company expects that this financing, together with cash on hand, will be sufficient to fund AOL Latin America's operations through the end of 2002.

Charles Herington, President and Chief Executive Officer of AOL Latin America, said: "We are pleased to announce this $160 million debt financing, which is designed to maximize AOL Latin America's financial flexibility. With the support of our partners, we will continue to develop the interactive medium in Latin America, bringing AOL's hallmark ease of use and convenience to an even wider audience."

Bob Pittman and Gustavo Cisneros, Co-Chairmen of AOL Latin America, said: "Over the past two years, AOL Latin America has become one of the leading interactive service providers in Latin America. We are encouraged by AOL Latin America's progress to date, and this financing underscores our ongoing commitment to the Company's long-term success."

ABOUT AOL LATIN AMERICA

America Online Latin America, Inc. (NASDAQ:AOLA) is the exclusive provider of AOL-branded services in Latin America and has quickly become one of the leading Internet and interactive services providers in the region. AOL Latin America launched its first service, America Online Brazil, in November 1999, and began as a joint venture of America Online, Inc., a wholly owned subsidiary of AOL Time Warner Inc. (NYSE:AOL), and the Cisneros Group of Companies. Banco Itau, a leading Brazilian bank, is also a minority stockholder of AOL Latin America. The Company combines the technology, brand name, infrastructure and relationships of AOL, the world's leader in branded interactive services, with the relationships, regional experience and extensive media assets of the Cisneros Group of Companies, one of the leading media groups in the Americas. The Company currently operates services in Brazil, Mexico and Argentina and serves (from the U.S.) members of the AOL-branded service in Puerto Rico. It also operates a regional portal accessible at www.aola.com. AOL's 33 million members worldwide can access content and offerings from AOL Latin America through the International Channels on their local AOL services.

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THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE
HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING OUR EXPECTATION THAT CASH ON HAND TOGETHER WITH THE ANNOUNCED FINANCING WILL BE SUFFICIENT TO FUND OUR OPERATIONS THROUGH 2002. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, WHICH ARE DESCRIBED IN OUR TRANSITION REPORT ON FORM 10-K FOR THE TRANSITION PERIOD ENDED DECEMBER 31, 2000, AND FROM TIME TO TIME IN OTHER
REPORTS WE FILE WITH THE SEC, AS WELL AS THE FOLLOWING RISKS AND UNCERTAINTIES:
OUR POTENTIAL INABILITY TO SATISFY ANY BORROWING CONDITIONS RELATING TO SUCH FINANCING, OUR LIMITED CASH POSITION, THE IMPACT OUR CONTINUED LOSSES WILL HAVE ON OUR ABILITY TO FINANCE OUR OPERATIONS, OUR LIMITED OPERATING HISTORY, UNCERTAINTY RELATING TO OUR ABILITY TO CONVERT OUR SUBSCRIBERS INTO PAYING SUBSCRIBERS, THE ACTIONS OF OUR COMPETITORS, AND OUR ABILITY TO PENETRATE OUR MARKETS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.